UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 21, 2006 (December 17, 2006)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2006, First Place Financial Corp. (the “Registrant”) and First Place Bank, a wholly-owned subsidiary of the Registrant, entered into the Purchase and Assumption Agreement with Republic Bank, a Michigan banking corporation and Citizens Banking Corporation, a Michigan corporation (“Citizens”) to acquire seven Republic Bank branches located in the greater Flint, Michigan area. This transaction will include the assumption by First Place Bank of approximately $210 million in deposits from the seven Republic Bank branches in exchange for certain fixed assets of the branches, approximately $30 million in consumer loans and $170 million in cash. First Place Bank will also pay a 5% premium or approximately $10 million. The dollar amount of deposits, consumer loans, cash and the premium are subject to adjustment in the event that there are changes in deposit and loan balances between the date we entered into the Purchase and Assumption Agreement and the closing of the transaction.

This transaction results from the proposed divestiture of the seven Republic Bank branches together with certain assets, deposits and other liabilities of those branches, as a required condition of the Board of Governors of the Federal Reserve System, in connection with the previously announced acquisition by Citizens of Republic Bancorp, Inc. (“Republic Bancorp”), parent corporation of Republic Bank. The completion of the sale of the Republic Bank branches to First Place Bank is contingent on the completion of the proposed acquisition of Republic Bancorp by Citizens. The acquisition of the Republic Bank branches is expected to close in the second quarter of 2007, subject to the completion of the proposed acquisition of Republic Bancorp by Citizens, receipt of bank regulatory approval of the branch acquisition by First Place Bank and the satisfaction of certain other closing conditions set forth in the Purchase and Assumption Agreement.

The Purchase and Assumption Agreement, dated as of December 17, 2006, among Citizens and, together with Republic Bank and its successors, First Place Bank and the Registrant, is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference. A copy of the press release, dated December 18, 2006, which describes the transaction and was issued by the Registrant, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase and Assumption Agreement, dated as of December 17, 2006, among Citizens Banking Corporation, Republic Bank and its successors, First Place Bank and First Place Financial Corp.

99.1	Press release dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: December 21, 2006	By:	/s/ Paul S. Musgrove
Paul S. Musgrove
Chief Financial Officer